De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

February 03, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Crater Mountain Resources, Inc. (an exploration stage company) on Form S-1/A-8 of our audit report dated January 27, 2010, relating to the accompanying balance sheets as of June 30, 2009 and 2008, and the related statements of operations, stockholders’ equity, and cash flows for the year ended June 30, 2009 and from inception (April 20, 2007) through June 30, 2009, which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement S-1/A-8 and this Prospectus.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, NV
February 03, 2010

2580 Anthem Village Drive, Henderson, NV  89052
Telephone (702) 588-5960  ●  Facsimile (702) 588-5979